Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Chyron Corporation

Melville, New York

We hereby consent to the incorporation by reference in this Registration Statement of our report dated March 29, 2010, relating to the consolidated financial statements, of Chyron Corporation appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2009.

/s/ BDO Seidman, LLP

BDO Seidman, LLP

Melville, New York

May 26, 2010